Exhibit 99.1

  SOUTHSIDE BANCSHARES, INC. ANNOUNCES AN INCREASE IN FOURTH QUARTER AND ANNUAL
                                    EARNINGS

    TYLER, Texas, Jan. 25 /PRNewswire-FirstCall/ -- Southside Bancshares, Inc. (Nasdaq: SBSI) ("Southside" or the "Company") reports financial results for the three months and year ended December 31, 2006.

    Net income increased 19.8%, or $692,000 for the three months ended December 31, 2006, to $4.2 million from $3.5 million for the same period in 2005. For the year ended December 31, 2006, net income increased $410,000, or 2.8% to $15.0 million when compared to $14.6 million for the same period in 2005.

    B. G. Hartley, Chairman and Chief Executive Officer, stated, "Southside had an excellent and especially gratifying year during 2006. Our success in achieving these results was due to the significant progress we made on a number of previously discussed key initiatives, intended to increase revenues and contain costs. The success of the initiatives more than offset the additional operating expenses associated with opening four de novo branches since September 30, 2005, and the increasingly challenging interest rate environment experienced during 2006."

    Earnings per fully diluted share increased 22.2%, or $0.06 and 2.6%, or $0.03 for the three months and year ended December 31, 2006, to $0.33 and $1.18, respectively, when compared to $0.27 and $1.15 for the same periods in 2005.

    The return on average shareholders' equity for the three months and year ended December 31, 2006 were 14.11% and 13.48%, respectively, compared to 13.05% and 13.88%, respectively, for the same periods in 2005. The annual return on average assets were 0.88% and 0.81%, respectively, for the three months and year ended December 31, 2006, compared to 0.79% and 0.86%, respectively, for the same periods in 2005.

    Loan and Deposit Growth

    The Company continued to experience solid loan growth during the three months ended December 31, 2006, as loans increased $17.6 million, or 2.4%, to $759.1 million from $741.5 million at September 30, 2006. During the year ended December 31, 2006, Southside experienced strong loan growth as loans increased $78.8 million, or 11.6%, to $759.1 million from $680.4 million at December 31, 2005. Loan growth during 2006 has occurred primarily in commercial loans, 1-4 family residential loans, and commercial real estate loans. The consistent growth in loans is significant given the increasing competition in the Texas banking markets we serve. Additionally, the 2006 loan growth was accompanied by a 31.0% decrease in nonperforming assets.

    Commenting on the loan growth, B. G. Hartley said, "Our marketplace in Texas has continued to expand over the past several years through the opening of branches in strategic market areas. Positioning for future success, with de novo branching a key element, remains a central part of our business strategy. In addition to the loan and deposit growth, another critical portion of Southside's business strategy is the focus on increasing the number of accounts and relationships. Continued growth in the number of deposit accounts should provide Southside significant opportunities to enhance fee income. Our goal is to become the primary financial provider for these account holders, thereby creating value from within by utilizing this additional organic growth source.

    During the three months ended December 31, 2006, deposits increased $71.6 million, or 5.9%, to $1.28 billion from $1.21 billion at September 30, 2006. During the year ended December 31, 2006, the Company's deposits increased $171.7 million, or 15.5% to $1.28 billion from $1.11 billion at December 31, 2005. Approximately $68.0 million of the overall growth in deposits during 2006 resulted from our expanding branch network and continued market penetration. Price related competition for deposits has intensified. While the Company has attempted to maintain a disciplined deposit pricing strategy, the current competitive environment could pressure the net interest margin in the coming quarters. The remaining $103.7 million of the deposit growth was the result of the Company issuing callable-brokered certificates of deposits with long-term maturities where the Company controls numerous call options. Brokered deposits at December 31, 2006 totaled $123.5 million compared to $19.8 million at December 31, 2005. We believe these callable-brokered CDs offer the Company significant long-term flexibility.

    Net Interest Income

    Net interest income decreased $81,000, or 0.8% to $10.2 million for the three months ended December 31, 2006, when compared to $10.3 million for the same period in 2005. The net interest margin and net interest spread were impacted by the significant increase in short-term interest rates during 2005 and 2006 combined with significantly smaller increases in long-term interest rates. This resulted in an inverted yield curve, where short-term interest rates were higher than long-term interest rates. As a result, the Company's net interest margin and net interest spread decreased to 2.45% and 1.65%, respectively, for the three months ended December 31, 2006 compared to 2.72% and 2.13%, respectively, for the same period in 2005 and 2.51% and 1.75%, respectively, for the three months ended September 30, 2006. Should the yield curve remain inverted or invert more, the Company's net interest margin and spread could come under additional pressure during 2007.

    Net Income for the Three Months

    The increase in net income for the three months ended December 31, 2006 was primarily attributable to an increase in noninterest income and a decrease in provision for loan losses. Noninterest income, excluding gain on sale of available for sale securities, increased $721,000, or 13.7%, for the three months ended December 31, 2006, compared to the same period in 2005. The increases in noninterest income were primarily results of increases in deposit services income, trust income, gain on sale of loans, and other income. Provision for loan losses decreased $391,000, or 75.8%, for the three months ended December 31, 2006, compared to the same period in 2005.

    Partially offsetting the increase in net income, Federal income tax expense increased $497,000, or 63.8%, for the three months ended December 31, 2006, when compared to the same period in 2005. Federal income tax expense increased as a result of the decrease in tax-exempt income as a percentage of pre-tax income for the three months ended December 31, 2006, when compared to the same period in 2005.

    Net Income for the Year

    The increase in net income for the year ended December 31, 2006 was primarily attributable to an increase in net interest income, noninterest income and a decrease in provision for loan losses. Net interest income increased $409,000, or 1.0%, for the year ended December 31, 2006 when compared to the same period in 2005. Net interest income increased as a result of increases in the Company's average interest earning assets during the year ended December 31, 2006 when compared to the same period in 2005, which more than offset the decrease in the Company's net interest spread and margin during the same period. Noninterest income, excluding gain on sale of available for sale securities, increased $1.7 million, or 8.2%, for the year ended December 31, 2006, when compared to the same period in 2005. The increases in noninterest income were primarily results of increases in deposit services income, trust income, and other income. Gain on sale of securities available for sale increased $515,000, or 225.9%, for the year ended December 31, 2006 compared to the same period in 2005. Provision for loan losses decreased $383,000, or 26.2%, for the year ended December 31, 2006, compared to the same period in 2005.

    The following items partially offset the increase in net income for the year ended December 31, 2006, when compared to the same period in 2005. Noninterest expense increased $1.8 million, or 4.2%, for the year ended December 31, 2006, compared to the same period in 2005. Noninterest expense increased primarily as a result of increases in salary and employee benefits, occupancy expense, and ATM expense. Salaries and employee benefits increased $796,000, or 2.9%, during the year ended December 31, 2006, when compared to the same period in 2005, due to normal salary increases and higher staffing levels associated with the Company's continued branch expansion and regional lending initiative. Occupancy expense increased $520,000, or 12.2%, ATM expense increased $307,000, or 47.4%, and Federal income tax expense increased $807,000, or 24.5%, for the year ended December 31, 2006, when compared to the same period in 2005. Occupancy expense increased primarily due to branch expansion and Federal income tax expense increased as a result of the decrease in tax-exempt income as a percentage of pre-tax income for the year ended December 31, 2006 when compared to the same period in 2005.

    About Southside Bancshares, Inc.

    Southside Bancshares, Inc. is a bank holding company with approximately $1.89 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 35 banking centers in East Texas and operates a network of 40 ATMs.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at http://www.southside.com/investor . Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com .

    Forward Looking Statements

    Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, discussions of the effect of the Company's expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated.

    Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under "Forward Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                                At              At
                                           December 31,    December 31,
                                               2006            2005
                                           ------------    ------------
                                              (dollars in thousands)
                                                    (unaudited)
Selected Financial Condition Data
  (at end of period)

Total assets                               $  1,890,976    $  1,783,462
Loans                                           759,147         680,364
Allowance for loan losses                         7,193           7,090
Mortgage-backed and related
 securities:
  Available for sale, at estimated
   fair value                                   643,164         592,435
  Held to maturity, at cost                     226,162         229,321
Investment securities:
  Available for sale, at estimated
   fair value                                    98,952         121,240
  Held to maturity, at cost                       1,351             ---
Federal Home Loan Bank stock, at cost            25,614          28,729
Deposits                                      1,282,475       1,110,813
Long-term obligations                           149,998         229,032
Shareholders' equity                            110,604         109,290
Nonperforming assets                              2,110           3,057
  Nonaccrual loans                                1,333           1,731
  Loans 90 days past due                            128             945
  Restructured loans                                220             226
  Other real estate owned                           351             145
  Repossessed assets                                 78              10

Asset Quality Ratios:
Nonaccruing loans to total loans                   0.18%           0.25%
Allowance for loan losses to
 nonaccruing loans                               539.61          409.59
Allowance for loan losses to
 nonperforming assets                            340.90          231.93
Allowance for loan losses to total
 loans                                             0.95            1.04
Nonperforming assets to total assets               0.11            0.17
Net charge-offs to average loans                   0.14            0.20

Capital Ratios:
Shareholders' equity to total assets               5.85            6.13
Average shareholders' equity to
 average total assets                              5.99            6.20

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

                                                At              At
                                           December 31,    December 31,
                                               2006            2005
                                           ------------    ------------
                                                  (in thousands)
                                                   (unaudited)
Real Estate Loans:
  Construction                             $     39,588    $     35,765
  1-4 Family Residential                        227,354         199,812
  Other                                         181,047         162,147
Commercial Loans                                118,962          91,456
Municipal Loans                                 106,155         109,003
Loans to Individuals                             86,041          82,181
Total Loans                                $    759,147    $    680,364

                                                  At or for the                    At or for the
                                                Three Months Ended                  Years Ended
                                                   December 31,                    December 31,
                                           ----------------------------    ----------------------------
                                               2006            2005            2006            2005
                                           ------------    ------------    ------------    ------------
                                              (dollars in thousands)          (dollars in thousands)
                                                    (unaudited)                     (unaudited)
Selected Operating Data:
Total interest income                      $     25,357    $     21,079    $     96,952    $     79,681
Total interest expense                           15,157          10,798          55,284          38,422
Net interest income                              10,200          10,281          41,668          41,259
Provision for loan losses                           125             516           1,080           1,463
Net interest income after provision
 for loan losses                                 10,075           9,765          40,588          39,796
Noninterest income
  Deposit services                                4,030           3,745          15,482          14,594
  Gain on sale of securities available
   for sale                                         265             260             743             228
  Gain on sale of loans                             454             374           1,817           1,807
  Trust income                                      481             389           1,711           1,422
  Bank owned life insurance income                  298             278           1,067             951
  Other                                             702             458           2,661           2,246
    Total noninterest income                      6,230           5,504          23,481          21,248
Noninterest expense
  Salaries and employee benefits                  6,601           6,697          28,275          27,479
  Occupancy expense                               1,179           1,078           4,777           4,257
  Equipment expense                                 232             223             899             847
  Advertising, travel & entertainment               452             510           1,742           1,967
  ATM expense                                       256             181             955             648
  Director fees                                     144             218             587             677
  Supplies                                          133             173             637             628
  Professional fees                                 380             485           1,386           1,339
  Postage                                           158             149             618             572
  Telephone & communications                        194             157             723             593
  Other                                           1,121           1,132           4,368           4,152
    Total noninterest expense                    10,850          11,003          44,967          43,159
Income before Federal income tax
 expense                                          5,455           4,266          19,102          17,885
Provision for Federal income tax
 expense                                          1,276             779           4,100           3,293
Net income                                 $      4,179    $      3,487    $     15,002    $     14,592

Common Share Data:
Weighted-average basic shares
 outstanding                                     12,322          12,123          12,260          12,046
Weighted-average diluted shares
 outstanding                                     12,778          12,637          12,732          12,638
Net income per common share
  Basic                                    $       0.34    $       0.29    $       1.22    $       1.21
  Diluted                                          0.33            0.27            1.18            1.15
Book value per common share                         ---             ---            8.95            8.98
Cash dividend declared per common
 share                                             0.14            0.13            0.47            0.46

Selected Performance Ratios:
Return on average assets                           0.88%           0.79%           0.81%           0.86%
Return on average shareholders' equity            14.11           13.05           13.48           13.88
Average yield on interest earning
 assets                                            5.84            5.35            5.74            5.27
Average yield on interest bearing
 liabilities                                       4.19            3.22            3.89            2.96
Net interest spread                                1.65            2.13            1.85            2.31
Net interest margin                                2.45            2.72            2.57            2.85
Average interest earning assets to
 average interest
  bearing liabilities                            123.44          122.79          122.98          122.17
Noninterest expense to average total
 assets                                            2.28            2.50            2.42            2.54
Efficiency ratio                                  63.73           66.92           66.27           65.27

                         AVERAGE BALANCES AND YIELDS
                            (dollars in thousands)
                                 (unaudited)
                                 Years Ended

                                    December 31, 2006                         December 31, 2005
                         ----------------------------------------    ------------------------------------
                            AVG.                            AVG.         AVG.                       AVG.
                           BALANCE          INTEREST       YIELD       BALANCE        INTEREST     YIELD
                         ------------     ------------   --------    ------------   ------------   ------
ASSETS

INTEREST EARNING
 ASSETS:
Loans (1) (2)            $    722,252     $     48,397       6.70%   $    657,938   $     40,927     6.22%
Loans Held for Sale             4,651              246       5.29%          4,469            212     4.74%
Securities:
Investment Securities
 (Taxable) (4)                 54,171            2,498       4.61%         51,431          1,978     3.85%
Investment Securities
 (Tax-Exempt) (3) (4)          43,931            3,134       7.13%         66,023          4,696     7.11%
Mortgage-backed
 and Related
 Securities (4)               891,015           44,401       4.98%        773,973         34,584     4.47%
Federal Home Loan
 Bank Stock & Other
 Investments, at cost          27,969            1,409       5.04%         28,099          1,032     3.67%
Interest Earning
 Deposits                         692               35       5.06%            644             24     3.73%
Federal Funds Sold              1,148               57       4.97%            995             30     3.02%
Total Interest
 Earning Assets             1,745,829          100,177       5.74%      1,583,572         83,483     5.27%

NONINTEREST EARNING
 ASSETS:
Cash and Due From
 Banks                         42,906                                      42,280
Bank Premises and
 Equipment                     33,298                                      31,504
Other Assets                   42,716                                      45,625
  Less: Allowance for
   Loan Losses                 (7,231)                                     (6,945)
Total Assets             $  1,857,518                                $  1,696,036

LIABILITIES AND
 SHAREHOLDERS' EQUITY

INTEREST BEARING
 LIABILITIES:
Savings Deposits         $     50,764              645       1.27%   $     50,502            524     1.04%
Time Deposits                 467,174           20,516       4.39%        354,360         11,221     3.17%
Interest Bearing
 Demand Deposits              349,375            9,529       2.73%        313,815          5,476     1.74%
Short-term Interest
 Bearing Liabilities          376,696           16,534       4.39%        282,283          9,892     3.50%
Long-term Interest
 Bearing Liabilities
 - FHLB                       154,983            6,379       4.12%        274,673         10,004     3.64%
Long-term Debt (5)             20,619            1,681       8.04%         20,619          1,305     6.24%
Total Interest Bearing
 Liabilities                1,419,611           55,284       3.89%      1,296,252         38,422     2.96%

NONINTEREST BEARING
 LIABILITIES:
Demand Deposits               314,241                                     280,036
Other Liabilities              12,403                                      14,649
Total Liabilities           1,746,255                                   1,590,937

SHAREHOLDERS' EQUITY          111,263                                     105,099
Total Liabilities
 and Shareholders'
 Equity                  $  1,857,518                                $  1,696,036


NET INTEREST INCOME                       $     44,893                              $     45,061
NET YIELD ON AVERAGE
 EARNING ASSETS                                              2.57%                                   2.85%

NET INTEREST SPREAD                                          1.85%                                   2.31%

(1)  Interest on loans includes fees on loans which are not material in amount.
(2) Interest income includes taxable-equivalent adjustments of $2,230 and $2,287 for the years ended December 31, 2006 and 2005, respectively.
(3) Interest income includes taxable-equivalent adjustments of $995 and $1,515 for the years ended December 31, 2006 and 2005, respectively.
(4) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Southside Statutory Trust III

Note: As of December 31, 2006 and 2005, loans totaling $1,333 and $1,731, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)
                               Three Months Ended

                                    December 31, 2006                          December 31, 2005
                         ----------------------------------------    ------------------------------------
                             AVG.                           AVG.         AVG.                       AVG.
                           BALANCE          INTEREST       YIELD       BALANCE       INTEREST      YIELD
                         ------------     ------------   --------    ------------   ------------   ------
ASSETS

INTEREST EARNING
 ASSETS:
Loans (1) (2)            $    747,439     $     12,833       6.81%   $    678,937   $     10,884     6.36%
Loans Held for Sale             4,259               55       5.12%          4,474             52     4.61%
Securities:
Investment Securities
 (Taxable) (4)                 49,146              592       4.78%         50,059            527     4.18%
Investment Securities
 (Tax-Exempt) (3) (4)          41,372              745       7.14%         55,709          1,005     7.16%
Mortgage-backed
 and Related
 Securities (4)               902,131           11,494       5.05%        811,805          9,205     4.50%
Federal Home Loan Bank
 Stock & Other
 Investments, at cost          26,490              363       5.44%         29,324            296     4.00%
Interest Earning
 Deposits                         660               11       6.61%            580              9     6.16%
Federal Funds Sold              1,473               20       5.39%            481              5     4.12%
Total Interest Earning
 Assets                     1,772,970           26,113       5.84%      1,631,369         21,983     5.35%

NONINTEREST EARNING
 ASSETS:
Cash and Due From
 Banks                         40,185                                      44,363
Bank Premises and
 Equipment                     32,938                                      33,542
Other Assets                   46,897                                      42,972
  Less: Allowance for
   Loan Losses                 (7,287)                                     (7,026)

Total Assets             $  1,885,703                                $  1,745,220

LIABILITIES AND
 SHAREHOLDERS' EQUITY

INTEREST BEARING
 LIABILITIES:
Savings Deposits         $     50,639              166       1.30%   $     49,416            143     1.15%
Time Deposits                 516,526            6,176       4.74%        376,090          3,350     3.53%
Interest Bearing
 Demand Deposits              345,325            2,564       2.95%        327,987          1,727     2.09%
Short-term Interest
 Bearing Liabilities          364,624            4,298       4.68%        327,861          3,082     3.73%
Long-term Interest
 Bearing Liabilities
 - FHLB                       138,563            1,515       4.34%        226,595          2,129     3.73%
Long-term Debt (5)             20,619              438       8.31%         20,619            367     6.96%
Total Interest Bearing
 Liabilities                1,436,296           15,157       4.19%      1,328,568         10,798     3.22%

NONINTEREST BEARING
 LIABILITIES:
Demand Deposits               317,794                                     295,426
Other Liabilities              14,112                                      15,256
Total Liabilities           1,768,202                                   1,639,250

SHAREHOLDERS' EQUITY          117,501                                     105,970
Total Liabilities
 and Shareholders'
 Equity                  $  1,885,703                                $  1,745,220


NET INTEREST INCOME                       $     10,956                              $     11,185
NET YIELD ON AVERAGE
 EARNING ASSETS                                              2.45%                                   2.72%

NET INTEREST SPREAD                                          1.65%                                   2.13%

(1)  Interest on loans includes fees on loans which are not material in amount.
(2) Interest income includes taxable-equivalent adjustments of $520 and $574 for the three months ended December 31, 2006 and 2005, respectively.
(3) Interest income includes taxable-equivalent adjustments of $236 and $330 for the three months ended December 31, 2006 and 2005, respectively.
(4) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Southside Statutory Trust III

Note: As of December 31, 2006 and 2005, loans totaling $1,333 and $1,731, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             01/25/2007
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com
                http://www.southside.com/investor /
    (SBSI)